EXHIBIT (J)(1)
                                                                  --------------

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Post-Effective Amendment No. 71 to the Registration Statement No. 33-12 of North Track Funds, Inc. on Form N-1A of our report dated December 15, 2003 appearing in the Annual Report of North Track Funds, Inc. for the year ended October 31, 2003, and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.




DELOITTE & TOUCHE LLP

/s/  Deloitte & Touche LLP
Chicago, Illinois
January 22, 2004